UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2021

FLIR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21918	93-0708501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27700 SW Parkway Avenue Wilsonville, Oregon	97070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 498-3547

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FLIR	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 4, 2021, FLIR Systems, Inc. (“FLIR”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Teledyne Technologies Incorporated, a Delaware corporation (“Teledyne”), Firework Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Teledyne (“Merger Sub I”), Firework Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Teledyne (“Merger Sub II”), and FLIR. Pursuant to the Merger Agreement, (i) Merger Sub I will be merged with and into FLIR (“Merger I”), with FLIR continuing as the surviving entity and a wholly owned subsidiary of Teledyne (the “Surviving Corporation”), and (ii) immediately thereafter, the Surviving Corporation will be merged with and into Merger Sub II, with Merger Sub II continuing as the surviving entity (“Merger II” and, together with Merger I, the “Mergers”).

Merger Consideration. Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of Merger I (the “Effective Time”), each share of common stock, $0.01 par value per share, of FLIR (“FLIR Common Stock”) issued and outstanding immediately prior to the Effective Time (other than FLIR Common Stock owned or held (x) in treasury or otherwise by FLIR or any of its subsidiaries, (y) by Teledyne or any of its subsidiaries or (z) by any person who is entitled to demand and properly demands appraisal of such shares under Delaware law) will be converted into the right to receive the merger consideration (the “Merger Consideration”), which will consist of (i) $28.00 in cash, without interest, and (ii) 0.0718 validly issued, fully paid and non-assessable shares of common stock of Teledyne, par value $0.001 per share (“Teledyne Common Stock”), and, if applicable, cash in lieu of fractional shares.

FLIR Stock Options. At the Effective Time, each FLIR stock option outstanding immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment equal to (x) the excess of $56.00 over the exercise price per share of such stock option, multiplied by (y) the number of shares of FLIR Common Stock subject to such stock option, less applicable tax withholdings.

FLIR Service-based Restricted Stock Units. At the Effective Time, each FLIR restricted stock unit subject solely to service-based vesting requirements (“RSU”) granted prior to the date of the Merger Agreement that is outstanding immediately prior to the Effective Time will automatically vest and be cancelled and converted into the right to receive $56.00 per share of FLIR Common Stock subject to such RSU.

In addition, at the Effective Time, each RSU granted after the date of the Merger Agreement that is outstanding immediately prior to the Effective Time and is held by (i) any FLIR director, (ii) any FLIR officer who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to FLIR or (iii) an executive of FLIR who has a “change of control” agreement (in each case, an “Accelerated RSU Holder”) will automatically vest and be cancelled and converted into the right to receive $56.00 per share of FLIR Common Stock subject to such RSU. Each RSU granted after the date of the Merger Agreement that is outstanding immediately prior to the Effective Time and is held by any individual who is not an Accelerated RSU Holder will be assumed and converted automatically into a restricted stock unit with respect to a number of shares of Teledyne Common Stock (each, an “Adjusted RSU”) equal to the product obtained by multiplying (i) the total number of shares of FLIR Common Stock subject to such RSU immediately prior to the Effective Time by (ii) 0.1436. Each such Adjusted RSU shall otherwise be subject to the same terms and conditions applicable to the corresponding RSU under the applicable FLIR equity plan and the applicable award agreement under which the FLIR RSUs were issued, including vesting terms.

FLIR Performance-based Restricted Stock Units At the Effective Time, each FLIR restricted stock unit subject to service-based and performance-based vesting requirements (“PRSU”) granted prior to the date of the Merger Agreement that is outstanding immediately prior to the Effective Time will automatically vest and be cancelled and converted into the right to receive $56.00 per share of FLIR Common Stock subject to such PRSU. The number of shares of FLIR Common Stock underlying each PRSU that will become vested will be equal to the greater of (i) the target number of shares set forth in the award agreement for such PRSU and (ii) the number of shares that would be achieved based on the actual achievement of the applicable performance goals if the applicable performance period ended on the last day of FLIR’s calendar quarter immediately preceding the first public announcement of the transactions contemplated by the Merger Agreement.

Board Recommendation. The respective boards of directors of FLIR and Teledyne have approved the Merger Agreement, and the board of directors of FLIR (the “FLIR Board”) has agreed to recommend that FLIR’s stockholders adopt and approve the Merger Agreement and the transactions contemplated thereby, including Merger I. In addition, the board of directors of Teledyne (the “Teledyne Board”) has agreed to recommend that Teledyne’s stockholders approve the issuance by Teledyne of shares of Teledyne Common Stock forming part of the Merger Consideration (the “Share Issuance”).

Conditions to Closing of the Mergers. The consummation of the Mergers is subject to customary closing conditions, including, among other things: (i) approval by FLIR’s stockholders of the Merger Agreement; (ii) approval by Teledyne’s stockholders of the Share Issuance; (iii) effectiveness of a registration statement on Form S-4 filed by Teledyne registering the shares of Teledyne Common Stock issuable to FLIR’s stockholders pursuant to the Merger Agreement; (iv) approval of the listing of such shares on the New York Stock Exchange; (v) the receipt of certain regulatory approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (vi) the absence of injunctions or legal restraints that have the effect of preventing the consummation of the Mergers; (vii) the absence of a material adverse effect (as defined in the Merger Agreement) with respect to FLIR or Teledyne after the date of the Merger Agreement; and (viii) as a condition to FLIR’s obligations to close, the receipt by FLIR of the opinion of counsel to the effect that Merger I and Merger II, taken together, will qualify as a reorganization for U.S. federal income tax purposes.

Representations, Warranties and Covenants. The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among others, covenants by each of FLIR and Teledyne regarding the conduct of its respective business during the pendency of the transactions contemplated by the Merger Agreement. The Merger Agreement permits FLIR, in the discretion of the FLIR Board, to declare and pay up to two quarterly cash dividends on FLIR Common Stock consistent with past practice, but in each case in an amount not to exceed $0.17 per share of FLIR Common Stock.

Non-Solicitation. FLIR has agreed, subject to certain exceptions, not to solicit alternative acquisition proposals and not to engage in discussions or negotiations regarding any alternative acquisition proposals. However, the FLIR Board may withdraw, qualify or modify its recommendation in favor of adoption of the Merger Agreement or terminate the Merger Agreement prior to receipt of stockholder approval if, in connection with the receipt of an alternative proposal, the FLIR Board determines that such alternative proposal constitutes a superior proposal, or in other circumstances where the FLIR Board determines that the failure to take such an action would be inconsistent with the FLIR Board’s fiduciary duties.

Termination of the Merger Agreement. The Merger Agreement provides each of FLIR and Teledyne with certain termination rights and, under certain circumstances, may require FLIR or Teledyne to pay a termination fee.

Subject to the terms and conditions of the Merger Agreement, FLIR would be required to pay to Teledyne a termination fee of $250 million if the Merger Agreement is terminated: (i) by FLIR or Teledyne because approval of FLIR’s stockholders was not obtained and an alternative proposal for FLIR has been publicly disclosed and has not been withdrawn, and within twelve months of such termination, FLIR enters into a definitive agreement with respect to an alternative proposal that is subsequently consummated or otherwise the transactions contemplated by an alternative proposal are consummated; (ii) by Teledyne because FLIR materially breaches the Merger Agreement and an alternative proposal for FLIR has been publicly disclosed and has not been withdrawn, and within twelve months of such termination, FLIR enters into a definitive agreement with respect to such alternative proposal that is subsequently consummated or otherwise the transactions contemplated by an alternative proposal are consummated; (iii) by Teledyne because, prior to obtaining approval of FLIR’s stockholders, the FLIR Board changes its recommendation to its stockholders or fails to include its recommendation in the joint proxy statement; (iv) by Teledyne because FLIR willfully and materially breaches the non-solicitation covenant and within twelve months of such termination, FLIR enters into a definitive agreement with respect to an alternative proposal or otherwise consummates an alternative proposal; or (v) by FLIR to enter into a definitive agreement to effect a superior proposal.

Subject to the terms and conditions of the Merger Agreement, Teledyne would be required to pay to FLIR a termination fee of $250 million if the Merger Agreement is terminated: (i) by FLIR or Teledyne because approval of Teledyne’s stockholders was not obtained and an alternative proposal for Teledyne has been publicly disclosed and has not been withdrawn, and within twelve months of such termination, Teledyne enters into a definitive agreement with respect to an alternative proposal that is subsequently consummated or otherwise the transactions contemplated by an alternative proposal are consummated; (ii) by FLIR because Teledyne materially breaches the Merger Agreement and an alternative proposal for Teledyne has been publicly disclosed and has not been withdrawn, and within twelve months of such termination, Teledyne enters into a definitive agreement with respect to such alternative proposal that is subsequently consummated or otherwise the transactions contemplated by an alternative proposal are consummated; or (iii) by FLIR because the Teledyne Board changes its recommendation to its stockholders or fails to include its recommendation in the joint proxy statement.

Financing. Teledyne intends to pay the cash portion of the consideration for the Mergers and other fees and expenses required to be paid in connection with the Mergers from cash on hand and borrowings. On January 4, 2021, in connection with the execution of the Merger Agreement, Teledyne entered into a commitment letter with BofA Securities, Inc. and Bank of America, N.A. (“Lender”) pursuant to which the Lender has committed to provide Teledyne with a $4.5 billion senior 364-day bridge term loan facility (the “Bridge Facility”). There can be no assurance that the permanent financing will be completed, and the actual terms may differ from the description of such terms in the commitment letter. Teledyne’s obtaining of the Bridge Facility is not a condition to the closing of the Mergers.

Tax Matters. For U.S. federal income tax purposes, it is intended that Merger I and Merger II, taken together, shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about FLIR or Teledyne. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of FLIR and Teledyne in connection with the signing of the Merger Agreement or in filings and reports of the parties with the Securities and Exchange Commission (the “SEC”). These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between FLIR and Teledyne rather than establishing matters as facts and were made only as of the date of the Merger Agreement (or such other date or dates as may be specified in the Merger Agreement). Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about FLIR or Teledyne.

Additional Information and Where to Find It

This communication relates to a proposed transaction between Teledyne and FLIR. In connection with the proposed transaction, Teledyne will file a registration statement on Form S-4 with the SEC, which will include a document that serves as a joint proxy statement/prospectus of Teledyne and FLIR. A joint proxy statement/prospectus will be sent to all Teledyne stockholders and all FLIR stockholders. Each party also will file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF TELEYDNE AND INVESTORS AND SECURITY HOLDERS OF FLIR ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors, Teledyne stockholders and FLIR stockholders may obtain free copies of the joint proxy statement/prospectus (when available) and other documents that are filed or will be filed with the SEC by Teledyne or FLIR through the website maintained by the SEC at www.sec.gov. The documents filed by Teledyne with the SEC also may be obtained free of charge at

Teledyne’s website at www.teledyne.com or upon written request to 1049 Camino Dos Rios, Thousand Oaks, California. The documents filed by FLIR with the SEC also may be obtained free of charge at FLIR’s website at www.flir.com/about/investor-relations or upon written request to FLIR’s Corporate Secretary at 1201 S Joyce St, Arlington, VA 22202.

Participants in the Solicitation

Teledyne and FLIR and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Teledyne’s stockholders and FLIR’s stockholders in connection with the proposed transaction. Information about FLIR’s directors and executive officers and their ownership of FLIR’s common stock is set forth in FLIR’s proxy statement for its Annual Meeting of Stockholders on Schedule 14A filed with the SEC on March 11, 2020. Information about Teledyne’s directors and executive officers is set forth in Teledyne’s proxy statement for its Annual Meeting of Stockholders on Schedule 14A filed with the SEC on March 10, 2020. To the extent that holdings of Teledyne’s or FLIR’s securities have changed since the amounts printed in Teledyne’s or FLIR’s proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Cautionary Statement Regarding Forward Looking Statements

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act with respect to the proposed transaction between Teledyne and FLIR, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events and results to differ materially from the forward-looking statements in this communication, including but not limited to: (i) timing, receipt and terms and conditions of regulatory approvals required for the proposed transaction that could delay the closing of the proposed transaction, reduce the anticipated benefits of the proposed transaction or cause the parties to abandon the proposed transaction; (ii) the possibility that Teledyne and/or FLIR stockholders do not approve the proposed transaction or that other conditions to the closing of the proposed transaction are not satisfied; (iii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction; (iv) Teledyne’s inability to integrate FLIR’s business; (v) unexpected costs or liabilities relating to the proposed transaction; (vi) the ability of Teledyne to complete the financing related to the proposed transaction upon acceptable terms; (vii) potential litigation relating to the proposed transaction that could be instituted against Teledyne or FLIR or their respective directors or officers; (viii) the risk that disruptions caused by or relating to the proposed transaction will harm Teledyne’s or FLIR’s business, including current plans and operations; (ix) the ability of Teledyne or FLIR to retain and hire key personnel; (x) risks related to Teledyne’s incurrence of indebtedness in connection with the proposed transaction; (xi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xii) risks relating to the market value of the shares of Teledyne Common Stock to be issued in the proposed transaction; (xiii) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (xiv) the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or government policies and actions intended to protect the health and safety of individuals or government policies or actions intended to maintain the functioning of national or global economies and markets; (xv) general economic and market developments and conditions; (xvi) restrictions during the pendency of the proposed transaction or thereafter that may impact Teledyne’s or FLIR’s ability to pursue certain business opportunities or strategic transactions; and (xvii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Teledyne and FLIR described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Teledyne and FLIR assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Neither Teledyne nor FLIR gives any assurance that either Teledyne or FLIR will achieve its expectations.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of January 4, 2021, by and among Teledyne Technologies Incorporated, Firework Merger Sub I, Inc., Firework Merger Sub II, LLC and FLIR Systems, Inc.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2021	FLIR SYSTEMS, INC.

	By	/s/ Sonia Galindo
Sonia Galindo Senior Vice President, General Counsel, Secretary, and Chief Ethics and Compliance Officer